UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2010

BLACKROCK KELSO CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33559	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

At a Special Meeting of Stockholders held on February 8, 2010, a proposal for the authorization of flexibility for BlackRock Kelso Capital Corporation (the “Company”), with approval of its Board of Directors, to sell shares of its common stock at a price below its then current net asset value per share, was submitted to a vote of the Company’s stockholders through the solicitation of proxies. The proposal is described in the Company’s definitive proxy statement for the February 8, 2010 Special Meeting of Stockholders. The proposal was approved by the Company’s stockholders pursuant to the voting results set forth below:

Proposal	For	Against	Abstain
To approve a proposal to authorize flexibility for the Company, with approval of its Board of Directors, to sell shares of its common stock at a price below the Company’s then current net asset value per share	16,289,135	2,517,386	48,018

All Shares	42,499,544	2,517,386	48,018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK KELSO CAPITAL CORPORATION

Date: February 8, 2010	By:	/s/ FRANK D. GORDON
	Name:	Frank D. Gordon
	Title:	Chief Financial Officer